UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 13, 2022)
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.        Other Events.

Distribution Declaration

On December 13, 2022,  Blackrock Private Credit Fund (the “Fund”) declared a regular distribution for its Institutional Shares in an amount of $0.17 per share and a special distribution for its Institutional Shares in an amount of $0.12 per share.  The distributions will be payable to shareholders of record at the close of business on December 29, 2022 and will be paid on January 26, 2023. The distribution will be paid in cash or reinvested in Fund shares for shareholders participating in the Fund’s distribution reinvestment plan.  As of December 13, 2022, no Class S Shares or Class D Shares of the Fund were outstanding.

Net Asset Value

The net asset value (“NAV”) per share of each class of shares of the Fund as of November 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of November 30, 2022
Institutional Shares	$23.93

As of November 30, 2022, no Class S Shares or Class D Shares of the Fund were outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: December 19, 2022	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer